================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                ----------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported): SEPTEMBER 21, 1998


                        ASSOCIATED MATERIALS INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)


   DELAWARE                        0-24956                      75-1872487
   (State of                    (Commission                   (IRS Employer
 Incorporation)                 File Number)                Identification No.)

2200 ROSS AVENUE, SUITE 4100 EAST, DALLAS, TEXAS                   75201
    (Address of Principal Executive Offices)                     (Zip Code)


       Registrant's telephone number, including area code: (214) 220-4600


================================================================================

ITEM 5.  OTHER EVENTS.

         On September 21, 1998, Associated Materials Incorporated ("Associated Materials") announced that Amercord Inc. ("Amercord") had retained McDonald & Company Securities, Inc. to serve as its financial advisor in connection with the possible sale of Amercord. Amercord, a manufacturer of steel tire cord and tire bead, is 50% owned by each of Associated Materials and Ivaco, Inc. ("Ivaco"), a Canadian steel and wire producer. Associated Materials and Ivaco will also investigate other possibilities which would involve their continued investment in Amercord. There can be no assurance as to whether any sale of Amercord can be completed on the terms or timing thereof.

         Amercord is presently not in compliance with certain financial covenants under its existing bank credit agreement. Amercord has entered into a forebearance agreement pursuant to which the lender has agreed not to exercise its rights under the credit agreement through December 31, 1998, subject to certain conditions. In connection with the forebearance agreement, Associated Materials and Ivaco each made a $500,000 capital contribution to Amercord. In addition, Associated Materials has agreed to guarantee up to $2,000,000 of borrowings under Amercord's credit agreement.

         Associated Materials accounts for Amercord using the equity method. As of June 30, 1998, Associated Materials' investment in Amercord was approximately $9.5 million.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   ASSOCIATED MATERIALS INCORPORATED


                                   By: /s/ Robert L. Winspear
                                       ----------------------------
                                       Robert L. Winspear
                                       Vice President and Chief
                                       Financial Officer



Dated: September 21, 1998

                                       -3-